                                                                    Exhibit 99.5

                                   APW Ltd.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed statement of earnings for the six months ended February 28, 2001 and the unaudited pro forma combined condensed statement of earnings (loss) for the twelve months ended August 31, 2000 (the "unaudited pro forma financial statements"), illustrate the pro forma effect of the APW Ltd. acquisition of the Mayville Metal Products Division ("Mayville") of Connell Limited Partnership, assuming the acquisition had been completed as of September 1, 1999. As reflected in the pro forma information, on February 16, 2001, APW Ltd. acquired substantially all of the assets and assumed certain liabilities of Mayville. The purchase price consisted of: 1) $225.0 million in cash (funded by borrowings under APW Ltd.'s revolving credit facility); 2) a minimum of 754,717 shares of APW Ltd. common stock, valued at approximately $25.0 million, subject to adjustment depending on Mayville's 2001 calendar year net sales; and 3) assumed liabilities of $17.1 million. This acquisition was accounted for using the purchase method of accounting.

     The unaudited pro forma financial statements have been prepared utilizing the historical financial statements of APW Ltd. and Mayville, combined and adjusted to give effect to the transaction (including the related financing) as described in the notes to this information. The pro forma information should be read in conjunction with the historical financial statements and related notes of APW Ltd. and the Mayville financial statements and notes attached as Exhibit
99.4 of this Form 8-K. We have included the unaudited pro forma financial information as required by the rules and regulations of the SEC and, as such, it is for analysis purposes only. The unaudited pro forma financial statements do not purport to be indicative of the results of APW Ltd. in the future or what the financial position and results of operations would have been had APW Ltd. completed the transaction on the date indicated above.

                                   APW Ltd.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
              (U.S. Dollars in thousands, except per share data)

                                                                                                                      APW Ltd.
                                                                  Historical                                         Pro Forma
                                                           APW Ltd.           Mayville                               Combined
                                                          Six Months         Period From                            Six Months
                                                        Ended February    September 1, 2000     Pro Forma         Ended February
                                                           28, 2001      To February 16, 2001  Adjustments           28, 2001
                                                        --------------   --------------------  -----------        --------------
Net sales                                               $      677,286  $             79,324  $         -        $      756,610
Cost of product sold                                           523,166                65,578          642  (a)          589,386
                                                        --------------  --------------------  -----------        --------------
  Gross profit                                                 154,120                13,746         (642)              167,224

Engineering, selling and administrative expenses               113,265                 6,479         (742) (b)          119,002
Amortization of intangible assets                               12,441                  (186)       2,932  (c)           15,187
Loss on sale of subsidiary                                       2,667                     -            -                 2,667
                                                        --------------  --------------------  -----------        --------------
  Operating earnings                                            25,747                 7,453       (2,832)               30,368

Financing costs                                                 13,773                   589        7,564  (d)           21,926
Other expense (income) - net                                     1,058                   (13)           -                 1,045
                                                        --------------  --------------------  -----------        --------------
  Earnings before income tax                                    10,916                 6,877      (10,396)                7,397

Income tax expense                                               4,034                 3,085       (4,385) (e)            2,734
                                                        --------------  --------------------  -----------        --------------
Net earnings                                            $        6,882  $              3,792  $    (6,011)       $        4,663
                                                        ==============  ====================  ===========        ==============

Basic earnings per share:

  Earnings per share                                    $         0.17                                           $         0.12
                                                        ==============                                           ==============

  Weighted average common shares outstanding (000's)            39,343                                                   40,044  (g)
                                                        ==============                                           ==============

Diluted earnings per share:

  Diluted earnings per share                            $         0.17                                           $         0.11
                                                        ==============                                           ==============

  Weighted average common and potential common
  shares outstanding (000's)                                    41,219                                                   41,920  (g)
                                                        ==============                                           ==============

  See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements


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                                   APW Ltd.
      UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS (LOSS)
              (U.S. Dollars in thousands, except per share data)

                                                                                                                  APW Ltd.
                                                                   Historical                                    Pro Forma
                                                           APW Ltd.          Mayville                             Combined
                                                        Twelve Months      Twelve Months                        Twelve Months
                                                       Ended August 31,   Ended August 31,    Pro Forma        Ended August 31,
                                                             2000               2000         Adjustments             2000
                                                       ----------------   ----------------   -----------       ----------------
Net sales                                              $      1,239,542   $        153,082   $         -       $      1,392,624
Cost of product sold                                            916,294            126,115         1,285  (a)         1,043,694
                                                       ----------------   ----------------   -----------       ----------------
   Gross profit                                                 323,248             26,967        (1,285)               348,930

Engineering, selling and administrative expenses                201,611             12,922        (1,616) (b)           212,917
Amortization of intangible assets                                23,918                  -         5,864  (c)            29,782
Corporate reorganization expenses                                 6,541                  -             -                  6,541
                                                       ----------------   ----------------   -----------       ----------------
   Operating earnings                                            91,178             14,045        (5,533)                99,690

Financing costs                                                  52,657              1,392        16,064  (d)            70,113
Other expense (income) - net                                      4,967                (87)            -                  4,880
                                                       ----------------   ----------------   -----------       ----------------
   Earnings before income tax                                    33,554             12,740       (21,597)                24,697

Income tax expense                                               54,093              6,012        (9,732) (f)            50,373
                                                       ----------------   ----------------   -----------       ----------------
Net earnings (loss) before extraordinary item          $        (20,539)  $          6,728   $   (11,865)      $        (25,676)
                                                       ================   ================   ===========       ================

Basic and diluted loss per share before
extraordinary item:

   Loss per share before extraordinary item            $          (0.53)                                       $          (0.64)
                                                       ================                                        ================

   Weighted average common and potential common
   shares outstanding (000's)                                    39,077                                                  39,832  (g)
                                                       ================                                        ================

  See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements

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

                                   APW Ltd.
     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
              (U.S. Dollars in thousands, except per share data)


Note 1 - Periods Combined
-------------------------

     APW Ltd.'s fiscal year ended August 31, 2000 and Mayville's fiscal year ended December 31, 2000; as such, we have adjusted the Mayville periods to conform to APW Ltd.'s historical fiscal period ends. The Mayville historical information for the period of September 1, 2000 to February 16, 2001 has been updated from the pro forma information included in the Company's previous filings. APW Ltd.'s consolidated statement of loss for the twelve months ended August 31, 2000 has been combined with Mayville's statement of earnings for the twelve months ended August 31, 2000. Likewise, APW Ltd.'s consolidated statement of earnings for the six months ended February 28, 2001 has been combined with Mayville's statement of earnings for the period September 1, 2000 through February 16, 2001, the date of the acquisition.

Note 2 - Pro Forma Adjustments
------------------------------

     The following pro forma adjustments are incorporated in the pro forma combined condensed statements of earnings (loss) for the six months ended February 28, 2001 and for the twelve months ended August 31, 2000 as a result of the Mayville acquisition. APW Ltd. has not yet completed a final valuation of the tangible and identifiable intangible assets and liabilities acquired relative to the Mayville acquisition. As such, the following adjustments are based on preliminary estimates; actual financial statement impacts will be based on final valuations.


     (a) Incremental depreciation expense related to the step-up of buildings and machine equipment related to manufacturing, over average lives of 25 years and 8 years, respectively.

     (b) Includes the net impact of 1) the incremental depreciation expense related to the step-up of buildings and equipment, over average lives of 25 years and 8 years, respectively; and 2) the removal of the management fee charged to Mayville from Connell Limited Partnership during the periods presented.

     (c) Incremental amortization of goodwill and other identifiable acquired intangibles over periods not exceeding 40 years.

     (d) Incremental interest expense on acquisition debt of $225,000 at a weighted average rate of 7.75%. A 1/8% change in the weighted average interest rate would have impacted net interest expense by approximately $140 for the six months ended February 28, 2001 and by approximately $281 for the twelve months ended August 31, 2000.

     (e) Decrease in income tax expense by applying APW Ltd.'s effective tax rate of 36.9% for the six months ended February 28, 2001 to the earnings of Mayville, less the effect of pro forma adjustments in (a) through (d) above.

     (f) Decrease in income tax expense by applying APW Ltd.'s effective tax rate of 42.0% for the twelve months ended August 31, 2000 to the earnings of Mayville less the effect of pro forma adjustments of (a) through (d) above. This 42.0% rate excludes the $40,000 income tax provision APW Ltd. recorded as a result of reorganizing as a Bermuda company during the year ended August 31, 2000.

     (g) Increase from historical weighted average shares reflects the additional minimum of 754,717 shares issued in the transaction as if such shares were outstanding from September 1, 1999. In conjunction with the acquisition, APW Ltd. issued 1,509,434 shares of common stock, of which 754,717 are contingently returnable or issuable. Such contingently returnable shares are not included in the calculation of purchase price or in the calculation of earnings (loss) per share.

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